UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): October 5, 2018

Akorn, Inc.
(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 8.01     Other Events.

On October 5, 2018, in compliance with applicable state laws and NASDAQ exchange rules, the board of directors (the “Board”) of Akorn, Inc. (the “Company”) approved a date and other details regarding the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Board set December 27, 2018 as the date of the Annual Meeting, to be held at 10:00 a.m., local time, at the Company’s headquarters at 1925 W Field Ct 300, Lake Forest, IL 60045 (“Company Headquarters”). The Board also set the record date for the Annual Meeting to be November 5, 2018. Qualified shareholder proposals to be presented at the Annual Meeting (including proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be included in the Company’s proxy statement and form of proxy relating to that meeting) must be received at Company Headquarters, addressed to the corporate secretary, not later than October 19, 2018. For inclusion in the Company’s proxy statement, proposals must comply with applicable Louisiana law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Company’s amended and restated bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: October 5, 2018	By:	/s/ Duane A. Portwood Name: Duane A. Portwood Title: Chief Financial Officer